Exhibit 99.1

Exponent Reports Third Quarter 2008 Results

MENLO PARK, Calif., October 15, 2008 - Exponent, Inc. (Nasdaq: EXPO) today reported financial results for the third quarter ended September 26, 2008.

For the third quarter of 2008, total revenues increased 20% to $58,730,000, as compared to $48,904,000, in the same period of 2007. Revenues before reimbursements increased 15% to $51,751,000, as compared to $44,916,000, last year. Net income was up 18% to $5,942,000, or $0.38 per diluted share, as compared to $5,037,000, or $0.31 per diluted share, in the prior year period. EBITDAS1 improved 21% to $12,430,000, as compared to $10,272,000, in the third quarter of 2007.

For the first nine months of 2008, total revenues increased 15% to $169,946,000, as compared to $148,414,000, in the same period of 2007. Revenues before reimbursements increased 14% to $154,574,000, as compared to $136,165,000, last year. Net income was up 20% to $18,082,000, or $1.13 per diluted share, as compared to $15,094,000, or $0.92 per diluted share, in the prior year period. EBITDAS1 improved 22% to $38,175,000, as compared to $31,172,000, in the first nine months of 2007.

During the third quarter of 2008, Exponent repurchased $12 million of its common stock, and closed the third quarter with $23 million still available under the current authorization for future repurchases and $52.1 million in cash, cash equivalents and short-term investments.

“We are pleased to report another quarter of solid growth and execution in our business,” commented Michael R. Gaulke, Chairman and CEO. “Our electrical, thermal sciences, technology development, human factors, mechanics and materials, and environmental practices performed well in the third quarter, in addition to our health group.

“As we enter the fourth quarter, we will focus on maintaining our unique market position of offering multidisciplinary engineering and scientific consulting services to assist our clients with their most challenging environmental, health and safety issues. We will also continue to build a strong foundation for the future by adding exceptional talent to the firm. We expect to post low double-digit growth in revenue before reimbursements for fiscal year 2008.” concluded Mr. Gaulke.

Today’s Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, October 15, 2008, starting at 4:30 p.m. Eastern Daylight Time/1:30 p.m. Pacific Daylight Time. The audio on the conference call is available by dialing 800-240-5318. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-405-2236 and entering reservation 11120693#.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent’s multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm has been best known for analyzing accidents and failures to determine their causes, but in recent years it has become more active in assisting clients with human health, environmental and engineering issues associated with new products to help prevent problems in the future.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Risk Factors” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

(1) EBITDAS is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization, and stock-based compensation. The Company regards EBITDAS as a useful measure of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDAS provides meaningful comparisons of past, present and future operating results.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of EBITDAS to GAAP is set forth below.

EXPONENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Quarters Ended September 26, 2008 and September 28, 2007

(in thousands, except per share data)

	Quarter Ended		Nine Months Ended
	September 26, 2008	September 28, 2007	September 26, 2008	September 28, 2007
Revenues
Revenues before reimbursements	$51,751	$44,916	$154,574	$136,165
Reimbursements	6,979	3,988	15,372	12,249

Revenues	58,730	48,904	169,946	148,414

Operating expenses
Compensation and related expenses	33,097	29,268	99,804	89,497
Other operating expenses	5,620	5,484	16,636	15,926
Reimbursable expenses	6,979	3,988	15,372	12,249
General and administrative expenses	3,346	2,701	9,542	8,760

	49,042	41,441	141,354	126,432

Operating income	9,688	7,463	28,592	21,982
Other income
Interest income, net	397	407	1,362	1,351
Miscellaneous income, net	(43)	433	247	1,636

	354	840	1,609	2,987

Income before income taxes	10,042	8,303	30,201	24,969
Income taxes	4,100	3,266	12,119	9,875

Net income	$5,942	$5,037	$18,082	$15,094

Net income per share:
Basic	$0.40	$0.34	$1.21	$1.00
Diluted	$0.38	$0.31	$1.13	$0.92
Shares used in per share computations:
Basic	14,736	14,902	14,890	15,048
Diluted	15,709	16,163	15,937	16,372

EXPONENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

September 26, 2008 and December 28, 2007

(in thousands)

	September 26, 2008	December 28, 2007
Assets
Current assets:
Cash and cash equivalents	$18,659	$10,700
Short-term investments	33,417	53,034
Accounts receivable, net	68,132	59,819
Prepaid expenses and other assets	6,007	5,754
Deferred income taxes	4,380	3,450

Total current assets	130,595	132,757
Property, equipment and leasehold improvements, net	31,273	29,409
Goodwill	8,607	8,607
Other assets	14,377	11,618

	$184,852	$182,391

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$5,999	$7,139
Accrued payroll and employee benefits	30,456	30,366
Deferred revenues	5,669	6,458

Total current liabilities	42,124	43,963
Other liabilities	5,407	4,754
Deferred rent	1,959	1,755

Total liabilities	49,490	50,472

Stockholders’ equity:
Common stock	16	16
Additional paid-in capital	71,897	59,772
Accumulated other comprehensive income	153	347
Retained earnings	122,470	113,018
Treasury stock, at cost	(59,174)	(41,234)

Total stockholders’ equity	135,362	131,919

	$184,852	$182,391

EXPONENT, INC.

EBITDAS (1)

For the Quarters Ended September 26, 2008 and September 28, 2007

(in thousands)

	Quarter Ended		Nine Months Ended
	September 26, 2008	September 28, 2007	September 26, 2008	September 28, 2007
Net Income	$5,942	$5,037	$18,082	$15,094
Add back (subtract):
Income taxes	4,100	3,266	12,119	9,875
Interest income, net	(397)	(407)	(1,362)	(1,351)
Depreciation and amortization	1,059	1,002	2,984	2,888
Stock-based compensation	1,726	1,374	6,352	4,666

EBITDAS (1)	$12,430	$10,272	$38,175	$31,172

(1)	EBITDAS is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization, and stock-based compensation. The Company regards EBITDAS as a useful measure of operating performance and cash flow to compliment operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDAS provides meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.